Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Rupert Ireland, Principal Executive Officer of Virtus Oil and Gas Corp, a Nevada corporation (“the Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.   The Report on Form 10-Q of Virtus Oil and Gas Corp (the “Registrant”) for the fiscal quarter ended August 31, 2014 (the “Report”) which this statement accompanies fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   Information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

Dated:  October 14, 2014

Virtus Oil and Gas Corp.

By: /s/ Rupert Ireland

       Rupert Ireland

       Principal Executive Officer